Exhibit 10.2

SEPARATION AGREEMENT

THIS SEPARATION AGREEMENT (this “Agreement”) is made and entered into as of November 21, 2012 by and among Stephen V. Masterson (“Executive”), Provident Bank (the “Bank”) and Provident New York Bancorp (“Parent”; and together with the Bank, the “Company”). The Bank, Parent and Executive are sometimes referred to collectively herein as “the Parties.”

WHEREAS, Executive has been employed by the Company pursuant to an Employment Agreement dated as of January 9, 2012 (the “Employment Agreement”); and

WHEREAS, the Parties desire to enter into this Agreement providing for Executive’s resignation from employment by the Company effective 11:59 p.m. on December 14, 2012 (the “Resignation Date”);

NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein contained, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged by the Parties, it is agreed as follows:

1. Resignation. Executive hereby resigns from employment by the Company as of 11:59 p.m. on the Resignation Date, and after the Resignation Date, Executive will not hold himself out to any person or entity as being an employee, officer, director, representative, or agent of the Company.

2. Continued Payment of Base Salary. Subject to paragraphs 4 and 5 of this Agreement and subject to Executive’s compliance with Sections 8 and 9 of the Employment Agreement, Executive shall be entitled to receive the continued payment of Executive’s Base Salary (as defined in the Employment Agreement) following the Resignation Date and until January 8, 2013 (the “Continued Base Salary”). Executive shall also be entitled to receive payment of the amount of Executive’s accrued but unused vacation as of Executive’s Resignation Date, payable in accordance with the Company’s customary practices.

3. Cancellation of Equity Awards. As of the Resignation Date, (a) the incentive stock option covering 25,000 shares of the Company’s common stock granted by the Company to Executive as of January 9, 2012 (the “Option”) and (b) the restricted stock award covering 7,000 shares of the Company’s common stock granted by the Company to Executive as of January 9, 2012 shall each be cancelled in their entirety in exchange for the Company’s payment to Executive on January 2, 2013 of an amount (such amount being the “Equity Payment Amount”) equal to the sum of the following:

(a) the product of (i) 6,250 and (ii) the excess, if any, of the per share closing price of the Company’s common stock as reported on the New York Stock Exchange on the Resignation Date (the “Resignation Date Closing Price”) over the per share exercise price of the Option; and

(b) the product of (i) 2,333 and (ii) the Resignation Date Closing Price.

The Company’s obligation to pay the Equity Payment Amount shall be subject to paragraphs 4 and 5 of this Agreement and Executive’s compliance with Sections 8 and 9 of the Employment Agreement.

4. Continued Performance of Services. Notwithstanding anything to the contrary herein, Executive’s entitlement to (a) the Equity Payment Amount and (b) the Continued Base Salary shall be subject to and contingent upon Executive continuing to perform and fulfill Executive’s duties as Executive Vice President, Chief Financial Officer of the Company and the Bank on a full-time basis through the Resignation Date in accordance with the terms of Section 1 of the Employment Agreement.

5. Execution of Release. Notwithstanding anything to the contrary herein, Executive’s entitlement to (a) the Equity Payment Amount and (b) continued payment of the Continued Base Salary after December 21, 2012 and until January 8, 2013 shall be subject to and contingent upon Executive (i) executing and delivering to the Company a copy of the Release Agreement attached hereto as Attachment A on the Resignation Date and (ii) the Effective Date for such Release Agreement occurring on December 22, 2012.

6. Restrictive Covenants. Executive acknowledges and agrees that Sections 9 (Confidentiality), 10 (Non-Solicitation; Non-Competition; Post-Termination Cooperation), and 11 (Additional Termination and Suspension Provisions) of the Employment Agreement shall continue in full force and effect.

7. Resignation from Positions. As of 11:59 p.m. on the Resignation Date, Executive shall promptly (i) resign from all positions (including, without limitation, any management, officer, or director position) with the Company and (ii) relinquish any power of attorney, signing authority, trust authorization, or bank account signatory authorization that Executive may hold on behalf of the Company. Executive’s execution of this Agreement shall be deemed the grant by Executive to the officers of the Company of a limited power of attorney to sign in Executive’s name and on Executive’s behalf such documentation as may be necessary or appropriate for the limited purposes of effectuating such resignations and relinquishments.

8. Non-disparagement. Executive agrees that he will not publicly make or publish any adverse, disparaging, untrue, or misleading statement or comment about the Company or any of its officers, directors, employees, or agents. The Company agrees to instruct its directors, officers, and senior management not to publicly make or publish any adverse, disparaging, untrue, or misleading statement or comment about Executive. In the event that a prospective employer of Executive contacts the Company, the Company shall respond by providing only Executive’s dates of employment, title, and last salary.

9. Withholding. The Company may withhold from any amounts payable to Executive hereunder all federal, state, city or other taxes that the Company may reasonably determine are required to be withheld pursuant to any applicable law or regulation (it being understood, that Executive shall be responsible for payment of all taxes in respect of the payments provided for herein).

10. Counterparts. This Agreement may be executed by the Parties in counterpart, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

11. Entire Agreement. This Agreement sets forth the entire agreement between the Company and Executive and, except as expressly provided in this Agreement, supersedes any and all prior agreements or understandings between the Company and Executive pertaining to the subject matter hereof. In reaching this Agreement, neither the Company nor Executive has relied upon any representation or promise except those set forth herein. If any provision, or portion of a provision, of this Agreement is held to be invalid or unenforceable for any reason, the remainder of the Agreement shall remain in full force and effect, as if such provision, or portion of such provision, had never been contained herein. The unenforceability or invalidity of a provision of the Agreement in one jurisdiction shall not invalidate or render that provision unenforceable in any other jurisdiction.

12. Amendment. This Agreement cannot be amended, modified, or supplemented in any respect except by written agreement entered into and signed by the Parties.

13. Governing Law. This Agreement shall be governed by the laws of the State of New York without giving effect to conflict of laws principles, and Executive consents to venue and exclusive personal jurisdiction in the state and federal courts of the State of New York for any proceeding arising out of or relating to this Agreement.

14. Acknowledgement. Executive acknowledges that he has read each and every section of this Agreement and that he understands his rights and obligations under this Agreement. Executive acknowledges that the Company has advised him in writing to consult with an attorney of his choice before signing this Agreement, and that Executive has been given the opportunity to consult with an attorney of his choice before signing this Agreement.

15. Counterparts. This Agreement may be signed in counterparts, each of which shall be considered an original for all purposes, and all of which taken together shall constitute one and the same written agreement.

16. Successors, etc. This Agreement shall be binding upon Executive and upon Executive’s heirs, administrators, representatives, executors, successors, and assigns, and shall inure to the benefit of the Company, and its representatives, executors, successors, and assigns. This Agreement shall be binding upon the Company and upon the Company’s assigns and shall inure to the benefit of Executive and his heirs, administrators, representatives, executors, successors, and assigns.

(The remainder of this page is intentionally left blank)

IN WITNESS WHEREOF, Parent and the Bank have caused this Agreement to be executed by a duly authorized officer, and Executive has executed this Agreement, on the date(s) set forth below.

Stephen V. Masterson

/s/ Stephen V. Masterson	Date: November 21, 2012

Provident New York Bancorp

By:	Date:

Provident Bank

By:	Date:

Attachment A

RELEASE AGREEMENT

THIS RELEASE AGREEMENT (hereinafter “Agreement”) is made and entered into on the 14th day of December, 2012 among Provident Bank, Provident New York Bancorp (together, the “Company”) and Stephen V. Masterson (“Executive”). Capitalized terms not defined herein shall have the meaning assigned in the Separation Agreement (as defined below).

WHEREAS, the Company and Executive are parties to a Separation Agreement, dated as of November 21, 2012 (the “Separation Agreement”), pursuant to which Executive is eligible, subject to the terms and conditions set forth in the Separation Agreement, to receive the Continued Base Salary and the Equity Payment Amount in connection with Executive’s termination of employment;

NOW, THEREFORE, in consideration of the Company agreeing to provide the Continued Base Salary and the Equity Payment Amount to Executive subject to the terms of the Separation Agreement and of other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged by the Parties, it is agreed as follows:

1. In exchange for the consideration referenced above, Executive hereby completely, irrevocably, and unconditionally releases and forever discharges the Company, and any of its affiliated companies, and each and all of their officers, agents, directors, supervisors, employees, representatives, and their successors and assigns, and all persons acting by, through, under, for, or in concert with them, or any of them, in any and all of their capacities (hereinafter individually or collectively, the “Released Parties”), from any and all charges, complaints, claims, and liabilities of any kind or nature whatsoever, known or unknown, suspected or unsuspected (hereinafter referred to as “claim” or “claims”) which Executive at any time heretofore had or claimed to have or which Executive may have or claim to have regarding events that have occurred as of the Effective Date of this Agreement, including, without limitation, those based on: any employee welfare benefit or pension plan governed by the Employee Retirement Income Security Act of 1974, as amended (hereinafter “ERISA”) (provided that this release does not extend to any vested benefits of Executive under Company’s pension and welfare benefit plans); the Civil Rights Act of 1964, as amended (race, color, religion, sex and national origin discrimination and harassment); the Civil Rights Act of 1966 (42 U.S.C. § 1981) (discrimination); the Age Discrimination in Employment Act of 1967, as amended; the Older Workers Benefit Protection Act, as amended (hereinafter “ADEA”); the Americans With Disabilities Act (hereinafter “ADA”), as amended; § 503 of the Rehabilitation Act of 1973; the Fair Labor Standards Act, as amended (wage and hour matters); the Family and Medical Leave Act, as amended, (family leave matters), any other federal, state, or local laws or regulations regarding employment discrimination or harassment, wages, insurance, leave, privacy or any other matter; any negligent or intentional tort; any contract, policy or practice (implied, oral, or written); or any other theory of recovery under federal, state, or local law, and whether for compensatory or punitive damages, or other equitable relief, including, but not limited to, any and all claims which Executive may now have or may have had, arising from or in any way whatsoever connected with Executive’s employment, service, or contacts, with Company or any other of the Released Parties.

2. To the extent permitted by law, Executive agrees that he will not cause or encourage any future legal proceedings to be maintained or instituted against any of the Released Parties. To the extent permitted by law, Executive agrees that he will not accept any remedy or recovery arising from any charge filed or proceedings or investigation conducted by the Equal Employment Opportunity Commission (EEOC) or by any state or local human rights or employment rights enforcement agency relating to any of the matters released in this Agreement.

3. Older Workers Benefit Protection Act /ADEA Waiver:

(a) Executive acknowledges that the Company has advised him in writing to consult with an attorney of his choice before signing this Agreement, and Executive has been given the opportunity to consult with an attorney of his choice before signing this Agreement.

(b) Executive acknowledges that he has been given the opportunity to review and consider this Agreement for a full twenty-one (21) days before signing it, and that, if he has signed this Agreement in less than that time, he has done so voluntarily in order to obtain sooner the benefits of this Agreement.

(c) Executive further acknowledges that he may revoke this Agreement within seven (7) days after signing it, provided that this Agreement will not become effective until such seven (7) day period has expired. To be effective, any such revocation must be in writing and delivered to Company’s principal place of business by the close of business on the seventh (7th) day after signing the Agreement and must expressly state Executive’s intention to revoke this Agreement. Provided that Executive does not timely revoke this Agreement, the eighth (8th) day following Executive’s execution hereof shall be deemed the “Effective Date” of this Agreement.

(d) The Parties also agree that the release provided by Executive in this Agreement does not include a release for claims under the ADEA arising after the date Executive signs this Agreement.

4. Executive shall promptly turn over to the Company any and all documents, files, computer records, or other materials belonging to, or containing confidential or proprietary information obtained from, the Company that are in Executive’s possession, custody, or control, including any such materials that may be at Executive’s home.

5. This Agreement shall not in any way be construed as an admission by the Company of any acts of unlawful conduct, wrongdoing or discrimination against Executive, and the Company specifically disclaims any liability to Executive on the part of itself, its employees, or its agents.

6. This Agreement sets forth the entire agreement between the Company and Executive pertaining to the subject matter hereof (except as otherwise set forth herein) and fully supersedes any and all prior agreements or understandings among the Company and Executive pertaining to the subject matter hereof (except as otherwise set forth herein). This Agreement cannot be amended, modified, or supplemented in any respect except by written agreement entered into and signed by the Parties.

2

7. The Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflict of laws.

8. Executive hereby acknowledges that Executive has read and understands the terms of this Agreement and that Executive signs it voluntarily and without coercion. Executive further acknowledges that Executive was given an opportunity to consider and review this Agreement and the waivers contained in this Agreement, that Executive has done so and that the waivers made herein are knowing, conscious and with full appreciation that Executive is forever foreclosed from pursing any of the rights so waived.

9. The Agreement may be signed in counterparts, and each counterpart shall be considered an original for all purposes.

PLEASE READ THIS AGREEMENT CAREFULLY; IT INCLUDES A RELEASE OF

ALL KNOWN AND UNKNOWN CLAIMS.

IN WITNESS WHEREOF, the Company, has caused this Agreement to be executed by its duly authorized officer, and Executive has executed this Agreement, on the date(s) set forth below.

Stephen V. Masterson

Date:

Provident New York Bancorp

By:	Date:

Provident Bank

By:	Date:

3